UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	27-1310817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 John Deere Road Toano, Virginia	23168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Lumber Liquidators Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 7, 2010. At the Annual Meeting, the stockholders of the Company voted on the election of three Class I directors for three-year terms to hold office until the 2013 Annual Meeting of Stockholders, and on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The following are the results of the matters voted on at the Annual Meeting:

(1)	In the election of directors, each nominee was elected by a vote of the stockholders as follows:

Director	For	Withheld	Broker Non-Votes
Macon F. Brock, Jr.	20,153,104	327,930	5,639,175
John M. Presley	20,153,839	327,195	5,639,175
Thomas D. Sullivan	20,129,953	351,081	5,639,175

(2)	The proposal to approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved by stockholders as follows:

For	Against	Abstain
25,936,738	142,851	40,620

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC.
(Registrant)

Date: May 19, 2010	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel